     As filed with the Securities and Exchange Commission on April 9, 2004
                                                      Registration No. 333-_____

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                             -----------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                             -----------------------

                          OPTICAL SENSORS INCORPORATED
             (Exact name of registrant as specified in its charter)

            Delaware                                           41-1643592
 (State or other jurisdiction of                             (I.R.S. Employer
 incorporation or organization)                            Identification No.)

    7615 Golden Triangle Drive, Suite C                         55344-3733
           Minneapolis, Minnesota                               (Zip Code)
  (Address of Principal Executive Offices)

                             -----------------------

               OPTICAL SENSORS INCORPORATED 2003 STOCK OPTION PLAN
                            (Full title of the plan)

                             -----------------------

                               Wesley G. Peterson
                             Chief Financial Officer
                          Optical Sensors Incorporated
                       7615 Golden Triangle Drive, Suite C
                           Minneapolis, MN 55344-3733
                                 (952) 944-5857
                      (Name, address and telephone number,
                   including area code, of agent for service)

                            -------------------------

        Approximate date of commencement of proposed sale to the public:
           Immediately upon the filing of this Registration Statement

                              --------------------

                         CALCULATION OF REGISTRATION FEE

=================================================================================================================
 Title of securities to    Amount to be    Proposed maximum offering      Proposed maximum         Amount of
   be registered (1)      registered (2)       price per unit (3)      aggregate offering price  registration fee
-----------------------------------------------------------------------------------------------------------------
Common Stock, par value
  $0.01 per share           257,757       $4.20                        $1,082,580                $137.17
=================================================================================================================

(1) This Registration Statement also includes Preferred Share Purchase Rights, which are attached to all shares of Common Stock issued, pursuant to the terms of the Registrant's Rights Agreement dated December 3, 1996, as amended.

(2) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, as amended, this Registration Statement includes an indeterminate amount of additional shares of common stock to be offered or sold as a result of the anti-dilution provisions of the employee benefit plan described in this Registration Statement.

(3) Estimated solely for the purpose of calculating the amount of the registration fee and calculated pursuant to Rule 457(h) under the Securities Act as follows: (i) with respect to options to purchase shares previously granted under the plan, on the basis of the weighted average exercise price of such option grants, and (ii) with respect to options to be granted under the plan, on the basis of the average of the bid and ask prices of the Registrant's Common Stock on April 7, 2004, as quoted on the Over-the-Counter Bulletin Board.

                                     PART II

                              INFORMATION REQUIRED
                          IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

         The following documents filed by Optical Sensors Incorporated (the "Registrant" or the "Company") (File No. 000-27600) with the Securities and Exchange Commission (the "Commission") are incorporated by reference in this Registration Statement:

                  (1) The Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 2003;

                  (2) All other reports filed by the Company pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") since December 31, 2003, except Current Reports on Form 8-K to the extent they contain information "furnished" pursuant to the instructions thereof; and

                  (3) The description of the Company's Common Stock and Preferred Share Purchase Rights contained in the Company's Registration Statement on Form 8-A filed with the Commission on December 6, 1996 pursuant to Section 12 of the Exchange Act, including any amendments or reports filed for the purpose of updating such description.

         All documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered pursuant to this Registration Statement have been sold or that deregisters all shares of Common Stock then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

         The financial statements of the Company appearing in the Company's Annual Report (Form 10-KSB) for the year ended December 31, 2003, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

Item 4.  Description of Securities.

         Not applicable. Company's Common Stock and Preferred Stock Purchase Rights to be offered pursuant to this Registration Statement have been registered under Section 12 of the Exchange Act.

Item 5.  Interests of Named Experts and Counsel.

         Not applicable.

Item 6.  Indemnification of Directors and Officers.

           Delaware Law and the Company's Restated Certificate of Incorporation provide that the Company shall, under certain circumstances and subject to certain limitations, indemnify any director, officer, employee or agent of the Company made or threatened to be made a party to a proceeding, by reason of the former or present official capacity (as defined) of the person, against judgments, penalties, fines, settlements and reasonable expenses incurred by the person in connection with the proceeding if certain statutory standards are met. Any such person is also entitled, subject to certain limitations, to payment or reimbursement of reasonable expenses in advance of the final disposition of the proceeding.

           The Company also maintains a directors and officers insurance policy pursuant to which directors and officers of the Company are insured against liability for certain actions in their capacity as directors and officers.

Item 7.  Exemptions from Registration Claimed.

     Not applicable. No securities are to be re-offered or resold pursuant to this Registration Statement.

Item 8.  Exhibits.

    Exhibit No.   Item
    ----------    -----
       3.1        Restated Certificate of Incorporation of the Company.

       3.2        Amendment to Restated Certificate of Incorporation of the
                  Company

       3.3 Certificate of Designation, Preferences and Rights of Series A Junior Preferred Stock.

       3.4 Certificate of Designation of Rights and Preferences of Series A Preferred Stock.

       3.5        Bylaws of the Company, as amended.

       3.6 Certificate of Designation of Rights and Preferences of Series B Preferred Stock.

       4.1        Specimen Common Stock Certificate

       4.2        Warrant dated November 6, 1992 issued to Comdisco, Inc.

       4.3        Warrant Dated August 31, 1995 issued to Comdisco, Inc.

       4.4 Rights Agreement dated as of December 3, 1996 between the Company and Norwest Bank Minnesota, N.A.

       4.5 Amendment No. 1 to Rights Agreement dated as of March 10, 2000 between the Company and Norwest Bank Minnesota, N.A.

       4.6 Amendment No. 2 to Rights Agreement dated as of August 8, 2000 between the Company and Wells Fargo Bank, N.A.

    Exhibit No.   Item
    ----------    -----

       4.7 Amendment No. 3 to Rights Agreement dated as of April 19, 2001 between the Company and Wells Fargo Bank, N.A.

       4.8 Amendment No. 4 to Rights Agreement, dated as of September 13, 2002, between the Company and Wells Fargo Bank Minnesota N.A., the successor of Norwest Bank Minnesota, N.A.

       5.1        Opinion of Oppenheimer, Wolff & Donnelly LLP

      23.1        Consent of Ernst & Young LLP

      23.2        Consent of Oppenheimer Wolff & Donnelly LLP

      24.1        Power of Attorney

Item 9.  Undertakings.

     (a) The undersigned Registrant hereby undertakes:

              (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                     (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the "Securities Act") if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

                     (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement.

                     Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or
                     Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

              (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

              (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or
              Section 15(d) of the Exchange Act (and where applicable, each filing of an employee benefit plan's annual report pursuant to
              Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act, and is therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis, State of Minnesota, on April 9, 2004.

                                           OPTICAL SENSORS

                                           By: /s/ Paulita M. LaPlante
                                              -----------------------------
                                              Paulita M. LaPlante
                                              President and Chief Executive
                                                Officer

                                POWER OF ATTORNEY

     Each person whose signature appears below constitutes and appoints Paulita
M. LaPlante and Wesley G. Peterson, and each of them, his or her true and lawful attorney-in-fact and agent with full powers of substitution and resubstitution, for and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on April 9, 2004 by the following persons in the capacities indicated.

Name                                    Title
----                                    ------

/s/ Paulita M. LaPlante                 President, Chief Executive Officer and
----------------------------------      Director (principal executive officer)
Paulita M. LaPlante

/s/ Wesley G. Peterson                  Chief Financial Officer, Vice President
----------------------------------      of Finance and Administration and
Wesley G. Peterson                      Secretary (principal financial and
                                        accounting officer)

/s/ Richard B. Egen                     Director
----------------------------------
Richard B. Egen

/s/ Charles D. Snead, Jr.               Director
----------------------------------
Charles D. Snead, Jr.

                                INDEX TO EXHIBITS

Exhibit No.     Item                                                Method of Filing
----------      ----                                                ----------------
    3.1         Restated Certificate of Incorporation of the        Incorporated by reference to Exhibit 3.3
                Company.                                            contained in the Company's Registration
                                                                    Statement on Form S-1 (File No. 33-99904).

    3.2         Amendment to Restated Certificate of                Incorporated by reference to Exhibit 3(i)
                Incorporation of the Company                        contained in the Company's Registration
                                                                    Statement on Form 8-A12G/A dated September
                                                                    16, 2002 (File No. 0-27600).

    3.3         Certificate of Designation, Preferences and         Incorporated by reference to Exhibit 3.2
                Rights of Series A Junior Preferred Stock.          contained in the Company's Annual Report on Form
                                                                    10-K for the year ended December 31, 1998 (File
                                                                    No. 0-27600).

    3.4         Certificate of Designation of Rights and            Incorporated by reference to Exhibit 4.1
                Preferences of Series A Preferred Stock.            contained in the Company's Quarterly Report on
                                                                    Form 10-Q for the quarter ended June 30, 2000
                                                                    (File No. 0-27600).

    3.5         Bylaws of the Company, as amended.                  Incorporated by reference to Exhibit 3.3
                                                                    contained in the Company's Annual Report on Form
                                                                    10-K for the year ended December 31, 1998 (File
                                                                    No. 0-27600).

    3.5         Certificate of Designation of Rights and            Incorporated by reference to Exhibit 3.1
                Preferences of Series B Preferred Stock.            contained in the Company's Current Report on Form
                                                                    8-K filed June 24, 2003 (File No. 0-27600).

    4.1         Specimen Common Stock Certificate                   Incorporated by reference to Exhibit 4.1
                                                                    contained in the Company's Registration Statement
                                                                    on Form S-1 (File No. 33-99904).

    4.2         Warrant dated November 6, 1992 issued to            Incorporated by reference to Exhibit 4.8
                Comdisco, Inc.                                      contained in the Company's Registration Statement
                                                                    on Form S-1 (File No. 33-99904).

    4.3         Warrant Dated August 31, 1995 issued to             Incorporated by reference to Exhibit 4.9
                Comdisco, Inc.                                      contained in the Company's Registration Statement
                                                                    on Form S-1 (File No. 33-99904).

     4.4        Rights Agreement dated as of December 3, 1996       Incorporated by reference to Exhibit 4.1
                between the Company and Norwest Bank Minnesota,     contained in the Company's Current Report on Form
                N.A.                                                8-K dated December 3, 1996 (File No. 0-27600).

     4.5        Amendment No. 1 to Rights Agreement dated as of     Incorporated by reference to Exhibit 10.1
                March 10, 2000 between the Company and Norwest      contained in the Company's Current Report on Form
                Bank Minnesota, N.A.                                8-K dated March 10, 2000 (File No. 0-27600).

     4.6        Amendment No. 2 to Rights Agreement dated as of     Incorporated by reference to Exhibit 10.1
                August 8, 2000 between the Company and Wells        contained in the Company's Quarterly Report on
                Fargo Bank, N.A.                                    Form 10-Q for the quarter ended June 30, 2000
                                                                    (File No. 0-27600).

     4.7        Amendment No. 3 to Rights Agreement dated as of     Incorporated by reference to Exhibit 10.8 to the
                April 19, 2001 between the Company and Wells        Company's Quarterly Report on Form 10-Q for the
                Fargo Bank, N.A.                                    quarter ended March 31, 2001 (File No. 0-27600).

     4.8        Amendment No. 4 to Rights Agreement, dated as of    Incorporated by reference to Exhibit 4.5
                September 13, 2002, between the Company and         contained in the Company's Registration Statement
                Wells Fargo Bank Minnesota N.A., the successor      on Form 8-A12G/A dated September 16, 2002 (File
                of Norwest Bank Minnesota, N.A.                     No. 0-27600).

     5.1        Opinion of Oppenheimer, Wolff & Donnelly LLP        Filed electronically herewith.

    23.1        Consent of Ernst & Young LLP                        Filed electronically herewith.

    23.2        Consent of Oppenheimer Wolff & Donnelly LLP         Included in Exhibit 5.1.

    24.1        Power of Attorney                                   Included on the signature page to this
                                                                    Registration Statement.